UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013

First Clover Leaf Financial Corp.
(Exact name of registrant as specified in its charter)

Maryland	0-50820	20-4797391
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6814 Goshen Road, Edwardsville, Illinois	62025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (618) 656-6122

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 24, 2013, First Clover Leaf Financial Corp. (the “Company”) and its wholly-owned subsidiary, First Clover Leaf Bank (the “Bank”), entered into an employment agreement with P. David Kuhl, pursuant to which Mr. Kuhl shall serve as President and Chief Executive Officer of the Company and the Bank, effective October 7, 2013.  On September 24, 2013, the Company and the Bank also entered into a new employment agreement with Dennis M. Terry, the former President and Chief Executive Officer of the Company and the Bank, and amended the employment agreement with William D. Barlow, a senior executive officer of the Company and the Bank.

Mr. Kuhl will be nominated to serve on the Board of Directors during the entire term of the employment agreement. The agreement has an initial three-year term and will expire on October 6, 2016.  No later than September 6, 2015, and each September 6 thereafter, the disinterested members of the Board shall review Mr. Kuhl’s performance and approve the renewal or non-renewal of the agreement, and record such decision in the Board’s minutes.  Mr. Kuhl’s annual base salary will be $275,000.  In addition, Mr. Kuhl shall participate in retirement plans and other employee and fringe benefits applicable to executive personnel, including bonus and incentive plans. Mr. Kuhl’s target cash bonus shall be 25% of his base salary with a maximum cash bonus of 50% of base salary.

Mr. Kuhl’s employment agreement provides for certain payments in the event his employment is involuntarily terminated without cause (as defined in the agreement), or if Mr. Kuhl voluntarily resigns for “good reason” (as defined in the agreement) (and either case, without a change in control (as defined in the agreement) or within 24 months after a change in control).

The new employment agreement with Mr. Terry will become effective on January 1, 2014 and will replace his current employment agreement, which will expire on December 31, 2013.  The new employment agreement has a term of 12 months.  Under the agreement, Mr. Terry will serve as the Director of Market Relations and Board Projects, with a base salary of $225,000.  If Mr. Terry’s employment is involuntarily terminated without cause (as defined in the agreement), the Bank shall pay him a cash lump sum equal to his remaining base salary through December 31, 2014.

The amendment to Mr. Barlow’s August 19, 2011 employment agreement changed his title from “Senior Vice President and Senior Commercial Lender” to “Executive Vice President and Chief Lending Officer.”  The amendment also set forth his current base salary of $198,640.  The remainder of Mr. Barlow’s employment agreement remained unchanged.

Item 8.01                Other Events

On September 24, 2013, the Company issued a press release announcing the appointments of Messrs. Kuhl, Terry and Barlow, as described above.  A copy of the press release is filed as Exhibit 99 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(a)         Financial Statements of Businesses Acquired.                                            Not Applicable.

(b)         Pro Forma Financial Information.                                                                   Not Applicable.

(c)         Shell Company Transaction.                                                                           Not applicable.

(d)         Exhibits.

Exhibit No.                                Description

10.1	Employment Agreement of P. David Kuhl, effective October 7, 2013

10.2	Employment Agreement of Dennis M. Terry, effective January 1, 2014

10.3 99	Amendment to Employment Agreement of William H. Barlow, effective September 24, 2013 Press release dated September 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST CLOVER LEAF FINANCIAL CORP.
DATE: September 30, 2013	By:	/s/ Darlene F. McDonald
Darlene F. McDonald
Chief Financial Officer